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                        FOUNDATION HEALTH SYSTEMS, INC.

                         EARNINGS PER SHARE COMPUTATION
                      UTILIZING THE TREASURY STOCK METHOD
                                  EXHIBIT 11.1

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                  (UNAUDITED)

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                                                                                     NINE MONTHS ENDED SEPTEMBER
                                                       QUARTER ENDED SEPTEMBER 30,               30,
                                                       ----------------------------  ----------------------------
                                                           1997           1996           1997           1996
                                                       -------------  -------------  -------------  -------------
PRIMARY
Shares outstanding at beginning of period............    121,186,734    124,793,756    125,207,484    123,059,358
Weighted average shares issued (repurchased) during
 period..............................................         94,198        163,680     (1,260,774)     1,179,155
Dilutive shares contingently issuable upon exercise
 of stock options, net of shares assumed to have been
 purchased (at average market price) for treasury
 with assumed proceeds from exercise.................        626,497        262,075        501,620        603,571
                                                       -------------  -------------  -------------  -------------
Weighted average shares outstanding(A)...............    121,907,429    125,219,511    124,448,330    124,842,084
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Income (loss) from continuing operations(B)..........  $      68,901  $      57,518  $     (72,746) $     183,373
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Income from discontinued operations (C)..............       --             --             --                2,910
                                                       -------------  -------------  -------------  -------------
Net income (loss)(D).................................  $      68,901  $      57,518  $     (72,746) $     186,283
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Earnings (loss) per share:
  Continuing operations(B/A).........................  $        0.57  $        0.46  $       (0.58) $        1.47
  Discontinued operations(C/A).......................       --             --             --                 0.02
                                                       -------------  -------------  -------------  -------------
Net earnings(D/A)....................................  $        0.57  $        0.46  $       (0.58) $        1.49
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

FULLY DILUTED
Shares outstanding at beginning of period............    121,186,734    124,793,756    125,207,484    123,059,358
Weighted average shares issued (repurchased) during
  period.............................................         94,198        163,680     (1,260,774)     1,179,155
Dilutive shares contingently issuable upon exercise
  of stock options, net of shares assumed to have
  been purchased (at average market price) for
  treasury with assumed proceeds from exercise.......        656,182        422,198        698,954        601,327
                                                       -------------  -------------  -------------  -------------
Weighted average shares outstanding(A)...............    121,937,114    125,379,634    124,645,664    124,839,840
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Income (loss) from continuing operations(B)..........  $      68,901  $      57,518  $     (72,746) $     183,373
Income from discontinued operations(C)...............       --             --             --                2,910
                                                       -------------  -------------  -------------  -------------
Net income (loss)(D).................................  $      68,901  $      57,518  $     (72,746) $     186,283
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Earnings (loss) per share:
  Continuing operations(B/A).........................  $        0.57  $        0.46  $       (0.58) $        1.47
  Discontinued operations(C/A).......................       --             --             --                 0.02
                                                       -------------  -------------  -------------  -------------
Net earnings(D/A)....................................  $        0.57  $        0.46  $       (0.58) $        1.49
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
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